Exhibit 10.22

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of December 21, 2005 (the “Agreement”), is among CCMG Holdings, Inc., a Delaware corporation (the “Company”), The Hertz Corporation, (“Hertz” and, together with the Company, the “Company Entities”), Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership (the “Fund”), CDR CCMG Co-investor L.P., a Cayman Islands exempted limited partnership (the “Other Investor”), and Clayton, Dubilier & Rice, Inc., a Delaware corporation (“Manager”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A.            The Fund is managed by Manager, the general partner of the Fund is CD&R Associates VII, Ltd., a Cayman Islands exempted company (the “GP of the Fund”) and the special limited partner of the Fund is CD&R Associates VII, L.P., a Caylman Islands exempted limited partnership (together with (i) the GP of the Fund and (ii) any general partner of the Other Investor and any other investment vehicle that is a direct or indirect stockholder in the Company managed by Manager or its Affiliates, “Manager Associates”).

B.            The Company is an acquisition vehicle formed by Manager, Carlyle Investment Management, L.L.C. and Merrill Lynch Global Partners, Inc. (collectively, the “Investor Managers”) that has executed a Stock Purchase Agreement (as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement (as defined below), the “Acquisition Agreement”) to acquire all of the capital stock of Hertz from Ford Holdings LLC, a Delaware limited liability company and a subsidiary of the Ford Motor Company (such acquisition, the “Acquisition”).

C.            In connection with the Acquisition, each of the Fund, Carlyle Partners IV, L.P., ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001 (each, a “Committing Investor”) has entered into a Commitment Letter, dated as of September 12, 2005, with the Company and each of the other Committing Investors (each, a “Commitment Letter”), pursuant to which such Committing Investor has agreed, subject to the conditions set forth therein, to purchase stock of the Company for an aggregate purchase price equal to its Commitment (as defined in the Commitment Letter).

D.            The Company, the Committing Investors and certain other parties have entered into a Stockholders Agreement (as the same may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”), dated as of December 21, 2005, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

E.             Concurrently with the execution and delivery of this Agreement, the Company has entered into Consulting Agreements with each of the Investor Managers (or their Affiliates), dated as of the date hereof (as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement, the “Consulting Agreements”).

F.             In order to finance the Acquisition and related transactions, the Company is selling shares of its common stock, par value US$0.01 per share (“Shares”), to the Committing Investors, including the Fund, and to certain co-investors, including the Other Investor and such other stockholders of the Company as are listed in the signature pages of the Stockholders Agreement or as otherwise become stockholders of the Company prior to the Acquisition pursuant to the terms thereof (the “Equity Offering”).

G.            In order to finance the Acquisition, the Company and/or one or more of its wholly-owned Subsidiaries intend (i) to enter into a senior secured credit facility and a senior secured asset based credit facility, (ii) to issue senior and subordinated notes and (iii) to enter into a U.S. rental car asset backed securities facility and one or more international asset backed or other facilities (collectively, the “Financings”).

H.            Manager has performed the Initial Services (as defined in the Consulting Agreement) for the Company.

I.              The Company or one or more of its Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and any other applicable agreement.

J.             The parties hereto recognize the possibility that claims might be made against and liabilities incurred by Manager, the Fund, the Other Investor, Manager Associates, or related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of management consulting, monitoring and financial advisory services to the

Company Group by Manager or Affilates thereof, and the parties hereto accordingly wish to provide for Manager, the Fund and Manager Associates and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

K.            The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.             Definitions.

(a)           “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii). “Control” of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(b)           “Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by any member of the Company Group under this Agreement.

(c)           “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(d)           “Company Group” means the Company Entities and any of their respective Subsidiaries.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f)            “Indemnitee” means each of Manager, the Fund, the Other Investor, Manager Associates, their respective Affiliates, their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, and each other person who is or becomes a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts.

(g)           “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(h)           “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(i)            “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(j)            “Securities Act” means the Securities act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k)           “Securities Offerings” means the Equity Offering, any Management Offering, any Redemption and any Subsequent Offering.

(l)            “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(m)          “Transactions” means the Acquisition, the Equity Offering, the Financings and any other transactions contemplated by Section 2(b) of the Consulting Agreement.

2.             Indemnification.

(a)           Each of the Company Entities (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)            from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of Manager, the performance by Manager of management consulting, monitoring, financial advisory or other services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to its Consulting Agreement or otherwise); and

(ii)           to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or its or its Affiliate’s Consulting Agreement, provided that no Indemnifying Party shall be obligated to indemnify and hold harmless any Indemnitee under this Section 2(a) in respect of any claim made against the Indemnitee by any of its own directors, officers, partners, members, stockholders, employees, agents, advisors, consultants, representatives and controlling persons (any of the foregoing, a “Related Person”) to the extent arising from any obligation of such Indemnitee to such Related Person (whether arising from contract, by law or otherwise).

(b)           Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Company Entities, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

3.             Contribution.

(a)           Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)           If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)           For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d)           The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Parties shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances any Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.             Indemnification Procedures.

(a)           Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified Manager thereof. The Notice of Claim shall specify all material facts known to Manager (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if Manager (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of Manager to give such Notice of Claim shall not relieve any Indemnifying Party of its respective indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to Manager. Manager may participate in such defense with counsel of Manager’s choosing at the expense of the Indemnifying Parties. In the event that none of the Indemnifying Parties undertake the defense of the Claim within a reasonable time after Manager has given the Notice of Claim, or in the event that Manager shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee, Manager may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim, the Indemnifying Parties shall not, except with the prior written consent of Manager, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, Manager and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as the Indemnifying Parties are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of Manager or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by Manager or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)           The Indemnifying Parties hereby agree to advance reasonable costs and expenses, including attorney’s fees, incurred by Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that Manager or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.

(c)           Manager shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by Manager (the “Notice of Payment”). The amount of any Claim actually paid by Manager shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to Manager.

5.             Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of each Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time.

6.             Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a) If to any Company Entity, to:

CCMG Holdings, Inc.
c/o M&C Corporate Services Limited (on behalf of
Clayton, Dubilier & Rice Fund VII, L.P.)
P.O. Box 309GT
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
18th Floor
New York, New York  10152
Attention:  Mr. David H. Wasserman
Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice):

Carlyle Partners IV, L.P.
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington DC 20004-2505
Attention:  Mr. Gregory S. Ledford
Facsimile:  (202) 347-1818

with a copy to (which shall not constitute notice):

ML Global Private Equity Fund, L.P.
c/o Merrill Lynch Global Private Equity
4 World Financial Center, 23rd Floor
New York, NY 10080
Attention: Mr. George A. Bitar &
                          Mr. Robert F. End
Facsimile: (212) 449-1119

(b) If to Manager, to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
18th Floor
New York, New York  10152
Attention:  Mr. David H. Wasserman
Facsimile:  (212) 893-7061

(c) If to the Fund, to:

Clayton, Dubilier & Rice Fund VII, L.P.
c/o M&C Corporate Services Limited
P.O. Box 309GT
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

(d) If to the Other Investor, to the notice address set forth on such party’s signature page;

or to such other address or such other person as the Company Entities, Manager, the Fund or the Other Investor as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Attention:  Franci J. Blassberg, Esq.
Facsimile:  (212) 909-6836

7.             Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 7.

8.             Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

9.             Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to Manager, the Fund, the Other Investors and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Manager, the Fund and the Other Investors.

10.           Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By:	CD&R Associates VII Ltd., its general
partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President

CDR CCMG CO-INVESTOR L.P.
By:	CDR CCMG Co-Investor GP Limited,
its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

Notice Address
CDR CCMG Co-investor L.P.
c/o M&C Corporate Services Limited
P.O. Box 309GT
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Facsimile: (345) 949-8080

with a copy to (which shall not constitute notice): Clayton, Dubilier & Rice, Inc. 375 Park Avenue 18th Floor New York, New York 10152 Attention: Mr. David H. Wasserman Facsimile: (212) 893-7061

CCMG HOLDINGS, INC.

By:	/s/ David H. Wasserman
Name: David H. Wasserman
Title: President

THE HERTZ CORPORATION

By:	/s/ Harold E. Rolfe
Name: Harold E. Rolfe
Title: Senior Vice President